Exhibit 99.1

NYSE Euronext Announces Fourth Quarter and Full Year 2007 Financial Results

—Record trading volumes drive strong revenue growth—

—Fixed operating expenses reduced—

—Global customer base benefits from the most diverse array of products and services—

NYSE Euronext Conference Call at 8:00a.m. (New York, EST)/2:00p.m. (Paris, CET)

NEW YORK – Feb. 5, 2008 – NYSE Euronext (NYSE: NYX) today reported net income of $643 million, or $2.70 per diluted share, for the year ended Dec. 31, 2007, a $438 million, or 214%, increase as compared to net income of $205 million, or $1.36 per diluted share, for the year ended Dec. 31, 2006. For the three months ended Dec. 31, 2007, net income and diluted earnings per share were $156 million and $0.59, respectively. This compares to net income and diluted earnings per share of $45 million and $0.29, respectively, for the three months ended Dec. 31, 2006. These results are presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP). The comparative results for 2006 reflect the operations of NYSE Group only.

NYSE Euronext’s strong performance in 2007 reflects the company’s significantly increased global presence, customer base, and product and service offerings following the successful merger of NYSE Group and Euronext N.V. on April 4, 2007, as well as ongoing expense management and record transaction volume growth across virtually all of the company’s business lines in both Europe and the United States.

“By offering customers the highest quality and broadest array of global products and services, NYSE Euronext produced record financial results in 2007,” said Duncan L. Niederauer, CEO, NYSE Euronext. “We reached new levels in trading volume, message traffic and global IPO proceeds, underscoring the value of our strong technology, compelling business model and unparalleled global presence.”

“We have a clear vision of the future and are focused on delivering the promised synergies to our shareholders. We will grow organically and through acquisitions that fit strategically and create value for our shareholders, as evidenced by our recently announced acquisitions of the American Stock Exchange and Wombat Financial Software. Additionally, our strategic decision to in-source our European trading and information technology operations through the AEMS transaction, which was announced in December, will give us control over all of our core technology platforms and greatly enhance our global exchange technology business.”

Joost van der Does de Willebois, Acting CFO, NYSE Euronext, added, “We are in the process of delivering the $100 million in revenue synergies and $275 million in cost savings we identified in connection with the NYSE-Euronext merger. As a result of the recently announced AEMS transaction, we now anticipate realizing over $200 million in annual run-rate technology cost savings by the first quarter of 2010, and by year-end 2010 we expect to realize the full $250 million of merger-related annual run-rate technology savings. Also, highlighting our ongoing focus on effective cost management, we remain confident that we will exceed our $25 million annual run-rate non-technology related savings target by the end of the first quarter of 2008.”

On a non-GAAP basis, giving effect to the Euronext transaction as if it occurred at the beginning of the earliest period presented, and excluding merger expenses, exit costs and other non-recurring items, the net income of NYSE Euronext for the year ended Dec. 31, 2007 would have been $705 million, or $2.65 per diluted share, a $221 million or 46% increase versus non-GAAP net income of $484 million, or $1.83 per diluted share, for the year ended Dec. 31, 2006. For the three months ended Dec. 31, 2007, NYSE Euronext’s net income on a non-GAAP basis would have been $175 million, or $0.66 per diluted share, a $49 million or 39% increase as compared to net income, on a non-GAAP basis, of $126 million, or $0.47 per diluted share, for the three months ended Dec. 31, 2006. A full reconciliation of these non-GAAP results is included in the attached tables.

At constant US$/€ and US$/£ exchange rates, neutralizing the impact of acquisitions and dispositions of businesses and equity investments for the period, and on a non-GAAP basis, NYSE Euronext’s revenues, net of activity assessment fees, for the year ended Dec. 31, 2007 increased $689 million, or 21%, while fixed operating expenses (defined as operating expenses, net of Section 31 fees, merger expenses, exit costs, liquidity payments, routing and clearing fees, and excluding regulatory fine income) decreased $135 million, or 7%, compared to the year ended Dec. 31, 2006. Please refer to the table entitled “Normalized revenues and fixed operating expenses including non-GAAP financial measures.”

Other Financial Highlights

•	On a non-GAAP basis, revenues for the full year 2007, net of activity assessment fees, liquidity payments, and routing and clearing fees, were $3,049 million, up 11.7% versus full year 2006.

•

Excluding the effect of activity assessment fees and Section 31 fees, the pre-tax margin of NYSE Euronext on a non-GAAP basis reached 27.3% of total revenues for the year ended Dec. 31, 2007 as compared to 23.5% of total revenues for the year ended Dec. 31, 2006.

•

As of Dec. 31, 2007, NYSE Euronext had a strong financial position with $1,532 million of cash, cash equivalents, investment and other securities (including $169 million related to Section 31 fees collected from market participants and due to the U.S. Securities and Exchange Commission) and $2,713 million in debt obligations.

•	NYSE Euronext will make a $0.25 quarterly dividend payment on Mar. 31, 2008 to shareholders of record as of Mar. 14, 2008.

•	As a result of the recently announced AEMS transaction, below is an updated timetable for the expected realization of annual run-rate technology savings in connection with the NYSE-Euronext merger:

NYSE Euronext Merger Related Annual Run-Rate Technology Savings (1)

(US$mm)	Q1 2008	Q1 2009	Q1 2010	Q1 2010
Original Timeline	$30	$100	$250	—
Updated Timeline	$50	$120	$200	$250

(1)	Figures above are cumulative. “Original Timeline” refers to expected annual run-rate technology expense savings at time of NYSE-Euronext merger announcement (June, 2006). “Updated Timeline” refers to NYSE Euronext management’s current expected timeline for realization of technology cost savings following recently announced AEMS transaction.

Business Highlights

NYSE Euronext, which is comprised of six cash equities exchanges in five countries and six derivatives exchanges in six countries, is a world leader for listings, trading in cash equities, equity and interest rate derivatives, and the distribution of market data. NYSE Euronext represents a combined $30.4 trillion/€20.9 trillion total market capitalization of listed companies and average daily trading value of approximately $141.2 billion/€102.9 billion (as of Dec. 31, 2007). For a complete list of 2007 business segment highlights, go to: http://www.nyse.com/press/1199444909934.html

•	LIFFE

•	With 949.0 million contracts traded in 2007, Liffe set a record for trading activity, representing a 30% increase in volume compared to the prior year.

•

Total volumes across Liffe’s product categories increased in 2007 compared to the year ended 2006: interest rate contracts grew 25.6%, equity products (single stocks and indices) grew 35.9%, and commodities grew 29.8%.

•	NYSE Arca Options

•

Continuing its rapid growth, in 2007 NYSE Arca Options traded a record 336 million equity options contracts, a 70.7% increase from 2006, ending the year with a record 16.3% share of trading in December, up 5.6 percentage points from the 2006 average of 10.7%.

•

In December, 2007, 16.8 million contracts were traded on NYSE Arca Options in the recently-expanded SEC options penny pilot, with 11.6 million, or 69% traded electronically. Share of trading in the 35 penny pilot issues also set a record in December at 18.1% of industry volumes, ranking NYSE Arca third among all U.S. options exchanges for the month.

•

With nearly 70% of volume executed electronically in fourth-quarter 2007, NYSE Arca Options utilizes superior technology and scalability to process up to 60,000 orders per second and 1 million quotes per second.

•	European Cash Markets (Euronext)

•

During 2007, NYSE Euronext’s European cash markets registered their third consecutive record year. For 2007, 322.6 million trades, representing a record average daily volume of 1.2 million transactions, were executed on NSC, NYSE Euronext’s European cash trading platform, a 47.0% increase versus 2006.

•

Year-over-year, trading volume in 2007 increased in nearly every product category traded on Euronext: cash equities grew 47.6%, exchange-traded funds (ETFs) grew 126.2%, structured products grew 34.1%, and bonds declined 1.5%.

•	U.S. Cash Markets (NYSE Group)

•	NYSE Group achieved record volumes in 2007 with 2.6 billion shares traded daily, executing more matched volume than any other U.S. exchange.

•

NYSE Group registered seven of its top ten all time daily volume records during 2007, including the highest ever of 5.8 billion shares traded on Aug. 16, and the highest volume month, quarter and year in history. Overall, average daily trading volume on the NYSE and NYSE Arca increased 16.0% in 2007 compared to 2006.

•

In 2007, NYSE Arca added 105 new ETFs and 17 new exchange-traded notes (ETNs) to its roster of primary listings; this includes a record 101 IPOs, among them new listings from first-time NYSE Arca issuers Vanguard, Van Eck and Claymore.

•	Global IPO Listing Leadership

•	In 2007, NYSE Euronext was the world’s leading marketplace in overall IPO proceeds with a total of US$80/€54 billion in proceeds in connection with listing on NYSE Euronext exchanges.

•

In 2007, NYSE Euronext added a total of 428 new listings, including 140 on NYSE Euronext’s European markets. Listings and IPO activity by non-US companies on the NYSE was its strongest since 2002, with 42 new listings, including 20 from China.

•

Listings on NYSE Euronext’s Alternext grew to 119 companies by year-end, and these companies raised more than US$2.4/€1.6 billion (including funds raised on the secondary market) with total market capitalization equal to US$7.8/€5.3 billion.

•	Market Data

•

In 2007, the number of NYSE (Tape A) professional subscribers grew 6.5% to reach 450,619 as of Dec. 31, 2007, while the number of Euronext terminals grew 6.2% versus 2006 to reach 219,794 as of Dec. 31, 2007.

Other Highlights for the Fourth Quarter and Full Year 2007

•	Apr. 4 – Upon the completion of the merger of NYSE Group and Euronext N.V., shares of NYSE Euronext (NYX), the world’s largest exchange group, begin trading in New York and Paris.

•	Apr. 10 – NSC, NYSE Euronext’s European cash equities platform, moves from non-stop to Linux-based hardware, reducing latency in the trading engine to 2 milliseconds.

•	Apr. 23 – NYSE BondsSM begins full operation.

•	Apr. 25 – NYSE Euronext launches NYSE TransactTools, the company’s commercial technology products group that combines the newly-acquired TransactTools with SIAC’s Sector and SFTI businesses.

•	June 6 – The Board of Directors of NYSE Euronext declares an annual cash dividend of $1.00 per share, payable on a quarterly basis.

•	June 27 – Listings on Alternext reach 100 with market capitalization totaling over € 5 billion- more than €1 billion raised since market was launched.

•	June 28 – Liffe introduces new trade matching algorithm for short term interest rate futures contracts.

•	Aug. 1 – NASD and NYSE Member Regulation combine to form the Financial Industry Regulatory Authority (FINRA).

•

Aug. 10 – NYSE Euronext reports record transaction volumes for the week ending Aug. 10 as NYSE Euronext cash equities exchanges reaches all-time daily volume records on Aug. 9 and NYSE Group and Euronext cash equities markets experience their busiest weeks ever-to-date.

•

Sept. 4 – The China Securities Regulatory Commission (CSRC) approves an application by New York Stock Exchange LLC to become the first foreign exchange to open a representative office in Beijing, China; the office officially opened on Dec. 11.

•	Oct. 2 – Liffe becomes available via the NYSE TransactTools Secure Financial Transaction Infrastructure (SFTI).

•	Oct. 22 – NYSE Euronext and Caisse des Dépôts join forces to form an international carbon trading market, BlueNext, which launched on Jan. 22, 2008.

•	Oct. 24 – NYSE Euronext becomes a new component in the S&P 500 index, and the only exchange group included in the S&P 100 index.

•	Oct. 24 – NYSE Euronext announces “SmartPool”, the first European exchange-led electronic block-trading platform in partnership with BNP Paribas and HSBC.

•

Oct. 30 – NYSE Euronext and BIDS Holdings, L.P. announced an agreement to form a 50/50 joint venture, to be launched in 2008, designed to improve execution quality and access to liquidity in block trading.

•

Nov. 14 – The NYSE Euronext board of directors appoints Duncan Niederauer to be Chief Executive Officer, effective Dec. 1, 2007 to fill the position vacated by John Thain, who accepted the role of Chairman and Chief Executive Officer at Merrill Lynch.

•	Dec. 4 – Lehman Brothers announces plans to establish a floor-based market making firm on the NYSE trading floor by acquiring certain assets related to the operations of Van der Moolen Specialists.

•

Dec. 11 – Atos Origin and NYSE Euronext announce their agreement in principle for NYSE Euronext to acquire the 50% remaining stake in Atos Euronext Market Solutions (AEMS) currently owned by Atos Origin.

•	Dec. 31 – The transfer of all ETFs and ETNs from the NYSE to NYSE Arca is completed.

Analyst/Investor/Media Briefing: Tues., Feb. 5, 2008, 8:00a.m. (NY/EST)/2:00p.m. (Paris, CET)

NYSE Euronext senior management representatives will host an analyst/investor and media call via teleconference today regarding this announcement. A live audio webcast of the conference call will be available on the Investor Relations section of NYSE Euronext’s website, http://www.nyseeuronext.com/ir. Those wishing to listen to the live conference via telephone should dial-in at least 10 minutes before the call begins. An investor presentation that will be referenced during the call will be posted to the Investor Relations section of the NYSE Euronext website.

Live Dial-in Information:

United States : (866) 800-8651

International: (617) 614-2704

Passcode: 23825140

Audio replays of the conference call will be available on the Investor Relations section of NYSE Euronext’s website, http://www.nyseeuronext.com/ir and by dial-in beginning approximately two hours following the conclusion of the live call.

Replay Dial-in Information:

United States : (888) 286-8010

International: (617) 801-6888

Passcode: 99463005

available 2/5/08 – 2/12/08

CONTACT : Media

+31.20.550.4488 (Amsterdam)

+32.2.509.1392 (Brussels)

+351.217.900.029 (Lisbon)

+44.20.7379.2789 (London)

+1.212.656.2411 (New York)

+33.1.49.27.11.33 (Paris)

CONTACT: Investor Relations

212.656.5700 (New York)

+33.1.49.27.58.60 (Paris)

The results of operations of Euronext N.V. for the three and twelve months ended December 31, 2007 are reported under U.S. GAAP under the caption “European Operations” in the accompanying tables. Questions regarding Euronext N.V.’s results should be directed to Investor Relations (contact details provided above).

Note:

Based on fourth quarter 2007 non-GAAP net revenues (excluding activity assessment fees, and liquidity payments, routing and clearing fees), NYSE Euronext revenues from its primary business activities are represented below as a percentage of total net revenues:

•	Derivatives trading accounts for 24%

•	European cash trading accounts for 19%

•	U.S. cash trading accounts for 10%

•	Market data accounts for 13%

•	Listing accounts for 13%

•	Software and technology services accounts for 14%

To supplement NYSE Euronext’s consolidated financial statements prepared in accordance with GAAP and to better reflect period-over-period comparisons, NYSE Euronext uses non-GAAP financial measures of performance, financial position, or cash flows that either exclude or include amounts that are not normally excluded or included in the most directly comparable measure, calculated and presented in accordance with GAAP. Non-GAAP financial measures do not replace and are not superior to the presentation of GAAP financial results, but are provided to (i) present the effects of certain merger expenses and exit costs, and other non-recurring items, and (ii) to improve overall understanding of NYSE Euronext’s current financial performance and its prospects for the future. Specifically, NYSE Euronext believes the non-GAAP financial results provide useful information to both management and investors regarding certain additional financial and business trends relating to financial condition and operating results. In addition, management uses these measures for reviewing financial results and evaluating financial performance. The non-GAAP adjustments for all periods presented are based upon information and assumptions available as of the date of this release.

About NYSE Euronext

NYSE Euronext, a holding company created by the combination of NYSE Group, Inc. and Euronext N.V., commenced trading on April 4, 2007. NYSE Euronext (NYSE Euronext: NYX) operates the world’s largest and most liquid exchange group and offers the most diverse array of financial products and services. NYSE Euronext, which brings together six cash equities exchanges in five countries and six derivatives exchanges in six countries, is a world leader for listings, trading in cash equities, equity and interest rate derivatives, bonds and the distribution of market data. Representing a combined $30.4 trillion/€20.9 trillion total market capitalization of listed companies and average daily trading value of approximately $141.2 billion/€102.9 billion (as of Dec. 31, 2007), NYSE Euronext seeks to provide the highest standards of market quality and integrity, innovative products and services to investors, issuers, and all users of its markets. NYSE Euronext is part of the S&P 500 and S&P 100 indexes.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements, including forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning NYSE Euronext’s plans, objectives, expectations and intentions and other statements that are not historical or current facts. Forward-looking statements are based on NYSE Euronext’s current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause NYSE Euronext’s results to differ materially from current expectations include, but are not limited to: NYSE Euronext’s ability to implement its strategic initiatives, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk and U.S. and global competition, and other factors detailed in NYSE Euronext’s reference document for 2006 (“document de référence”) filed with the French Autorité des Marchés Financiers (Registered on June 6, 2007 under No. R.07-0089), 2006 Annual Report on Form 10-K, as amended, and other periodic reports filed with the U.S. Securities and Exchange Commission or the French Autorité des Marchés Financiers. In addition, these statements are based on a number of assumptions that are subject to change. Accordingly, actual results may be materially higher or lower than those projected. The inclusion of such projections herein should not be regarded as a representation by NYSE Euronext that the projections will prove to be correct. This press release speaks only as of this date. NYSE Euronext disclaims any duty to update the information herein.

NYSE Euronext

Condensed consolidated statements of income in accordance with U.S. GAAP (unaudited)

(in millions, except per share data)

	Three months ended December 31,		Year ended December 31,
	2007	2006	2007	2006
Revenues
Activity assessment	$124	$181	$556	$673
Cash trading	475	213	1,575	645
Derivatives trading	220	9	661	31
Listing	99	90	385	356
Market data	101	56	371	222
Software and technology services	105	28	318	137
Regulatory	16	49	152	184
Other	40	33	140	127

Total revenues	1,180	659	4,158	2,375
Section 31 fees	(124)	(181)	(556)	(673)
Merger expenses and exit costs	(18)	(34)	(67)	(54)
Compensation	(210)	(122)	(724)	(558)
Liquidity payments	(218)	(105)	(729)	(265)
Routing and clearing	(62)	(25)	(222)	(74)
Systems and communications	(96)	(28)	(294)	(118)
Professional services	(39)	(25)	(123)	(110)
Depreciation and amortization	(75)	(36)	(252)	(136)
Occupancy	(36)	(22)	(127)	(85)
Marketing and other	(58)	(32)	(185)	(104)
Regulatory fine income	11	2	30	36

Operating income	255	51	909	234
Net interest and investment income (loss)	(26)	9	(60)	41
Gain on sale of equity investment	(1)	—	33	21
Income from associates	1	—	10	—
Other income	11	1	29	33

Income before income tax provision and minority interest	240	61	921	329
Income tax provision	(76)	(16)	(253)	(121)
Minority interest	(8)	—	(25)	(3)

Net income	$156	$45	$643	$205

Basic earnings per share	$0.59	$0.29	$2.72	$1.38
Diluted earnings per share	$0.59	$0.29	$2.70	$1.36
Basic weighted average shares outstanding	265	157	237	149 [a]
Diluted weighted average shares outstanding	266	158	238	150 [a]

[a]	Adjusted to reflect the merger with Archipelago on March 7, 2006 giving retroactive effect to the issuance of shares to former NYSE members.

NYSE Euronext

Condensed combined statements of income including non-GAAP financial measures (unaudited)

(in millions, except per share data)

We use non-GAAP financial measures of operating performance. Non-GAAP measures do not replace and are not superior the presentation of our GAAP financial results but are provided to improve overall understanding of our current financial performance and our prospects for the future.

	Three months ended December 31, [a]				Year ended December 31, [a]
	2007		2006		2007		2006
	Pro Forma Combined		Pro Forma Combined		Pro Forma Combined		Pro Forma Combined
Revenues
Cash trading	$475		$306		$1,696		$1,094
Derivatives trading	220		149		845		614
Listing	99		106		390		391
Market data	101		93		415		372
Software and technology services	105		92		379		369
Regulatory	16		49		152		186
Other	40		48		152		185

Total revenues	1,056		843		4,029		3,211
Compensation	(210)		(219)		(816)		(872	) [b]
Liquidity payments	(218)		(126)		(756)		(392)
Routing and clearing	(62)		(26)		(224)		(90)
Systems and communications	(96)		(84)		(348)		(344)
Professional services	(39)		(40)		(135)		(167)
Depreciation and amortization	(75	) [c]	(73	) [c]	(290	) [c]	(278	) [c]
Occupancy	(36)		(36)		(141)		(142)
Marketing and other	(58)		(55)		(207)		(190)
Regulatory fine income	11		3		30		36

Operating income	273		187		1,142		772
Net interest and investment loss	(19	) [d]	(25	) [d]	(87	) [d]	(74	) [d]
Income from associates	6	[e]	11	[e]	14	[e]	24	[e]
Other income	12		4		31		32

Income before income tax provision and minority interest	272		177		1,100		754
Income tax provision	(88	) [f]	(45	) [f]	(363	) [f]	(247	) [f]
Minority interest	(9)		(6)		(32)		(23)

Net income	$175		$126		$705		$484

Basic earnings per share	$0.66		$0.48		$2.66		$1.84
Diluted earnings per share	$0.66		$0.47		$2.65		$1.83
Basic weighted average shares outstanding	265		263		265		263	[g]
Diluted weighted average shares outstanding	266		265		266		265	[g]

[a]	The results of operations on NYSE Euronext are presented as if the following transactions had been completed at the beginning of the earliest period presented:
1.	The disposition of Wave Securities by Archipelago,
2.	The merger of Archipelago and NYSE, and
3.	The merger of NYSE Group and Euronext.

Merger expenses and exit costs of $34 million and $46 million have been eliminated from the results of operations for the three months ended December 31, 2007 and 2006, respectively, and $175 million and $106 million for the years ended December 31, 2007 and 2006, respectively, as they represent nonrecurring charges directly attributable to either the merger of the NYSE and Archipelago or the merger of NYSE Group and Euronext N.V.

In addition, gains on sale of businesses and equity investments of $0 million and $15 million have been eliminated from the results of operations for the three months ended December 31, 2007 and 2006, respectively, and $34 million and $74 million for the years ended December 31, 2007 and 2006, respectively, as they represent nonrecurring items.

Activity assessment fees and Section 31 fees have not been presented as they have no impact on operating income or net income.

[b]	One-time compensation charges of $38 million recorded by NYSE Group at the time of the merger with Archipelago and $2 million acceleration of certain Archipelago stock options immediately prior to the merger with NYSE Group were eliminated.
[c]	Includes amortization expense of $25 million related to the fair value of the identifiable intangible assets of Euronext for each of the three months ended December 31, 2007 and 2006, and $100 million for the each of the years ended December 31, 2007 and 2006.
[d]	Includes interest expense of $27 million and $30 million on the NYSE Euronext debt incurred as part of the merger with Euronext for the three months ended December 31, 2007 and 2006, respectively, and $132 million and $116 million for the years ended December 31, 2007 and 2006, respectively. Additionally, a $7 million impairment charge related to our investment in Atos Origin has been eliminated from the results of operations for the three months and the year ended December 31, 2007, as it represents a nonrecurring item.
[e]	Following the July 2007 redemption of the LCH Clearnet convertible preferred shares and LCH Clearnet’s repurchase of 20 million ordinary shares previously owned by Euronext, the $15 million and $46 million income from associates related to LCH Clearnet for the three and twelve months ended December 31, 2006, respectively, has been eliminated.
[f]	A nonrecurring $55 million tax benefit has been eliminated from the twelve months ended December 31, 2007 in connection with the enacted reduction of the UK corporate tax rate from 30% to 28% effective April 1, 2008. Additionally, a nonrecurring tax benefit of $14 million has been eliminated from the year ended December 31, 2006 which corresponds to a change in tax rate on deferred capital gains recorded by Euronext, including gains related to LCH Euronext.
[g]	Adjusted to reflect the merger with Archipelago on March 7, 2006 giving retroactive effect to the issuance of shares to former NYSE members.

NYSE Euronext

Condensed combined statements of income including non-GAAP financial measures (unaudited)

(in millions, except per share data)

We use non-GAAP financial measures of operating performance. Non-GAAP measures do not replace and are not superior the presentation of our GAAP financial results but are provided to improve overall understanding of our current financial performance and our prospects for the future.

	Three months ended December 31, 2007 [a]							Three months ended December 31, 2006 [a]
	US Operations		European Operations		Corporate Items		Pro Forma Combined	US Operations		European Operations		Corporate Items		Pro Forma Combined
Revenues
Cash trading	$327		$148		$—		$475	$213		$93		$—		$306
Derivatives trading	37		183		—		220	9		140		—		149
Listing	92		7		—		99	90		16		—		106
Market data	52		49		—		101	56		37		—		93
Other revenues	65		96		—		161	110		79		—		189

Total revenues	573		483		—		1,056	478		365		—		843
Liquidity payments	(186)		(32)				(218)	(105)		(21)				(126)
Routing and clearing	(62)		—		—		(62)	(26)		—		—		(26)
Other operating expenses, net	(211	) [b]	(282	) [c]	(10)		(503)	(256	) [b]	(238	) [c]	(10)		(504)

Operating income	114		169		(10)		273	91		106		(10)		187
Net interest and investment income (loss)					(19	) [d]	(19)					(25	) [d]	(25)
Income from associates					6		6					11		11
Other income					12		12					4		4

Income before income tax provision and minority interest							272							177
Income tax provision							(88)							(45)
Minority interest							(9)							(6)

Net income							$175							$126

Basic earnings per share							$0.66							$0.48
Diluted earnings per share							$0.66							$0.47
Basic weighted average shares outstanding							265							263
Diluted weighted average shares outstanding							266							265

[a]	The results of operations of NYSE Euronext are presented as if the merger with NYSE Group and Euronext had been completed at the beginning of the earliest period presented. Merger expenses and exit costs of $34 million and $46 million for the three months ended December 31, 2007 and 2006, respectively, have been eliminated as they represent nonrecurring charges attributable to business combinations. In addition, gains on sale of equity investment and other income of $0 million and $15 million have been eliminated from the results of operations for the three months ended December 31, 2007 and 2006, respectively, as they represent nonrecurring items. Activity assessment fees and Section 31 fees have not been presented as they have no impact on operating income or net income.
[b]	Includes regulatory fine income of $11 million and $2 million for the three months ended December 31, 2007 and 2006, respectively.
[c]	Includes amortization expense of $25 million related to the fair value of the identifiable intangible assets of Euronext for both the three months ended December 31, 2007 and the three months ended December 31, 2006.
[d]	Includes interest expense of $27 million and $30 million on the NYSE Euronext debt incurred as part of the merger with Euronext for the three months ended December 31, 2007 and 2006, respectively.

NYSE Euronext

Condensed combined statements of income including non-GAAP financial measures (unaudited)

(in millions, except per share data)

We use non-GAAP financial measures of operating performance. Non-GAAP measures do not replace and are not superior the presentation of our GAAP financial results but are provided to improve overall understanding of our current financial performance and our prospects for the future.

	Year ended December 31, 2007 [a]							Year ended December 31, 2006 [a]
	US Operations		European Operations		Corporate Items		Pro Forma Combined	US Operations		European Operations		Corporate Items		Pro Forma Combined
Revenues
Cash trading	$1,165		$531		$—		$1,696	$734		$360		$—		$1,094
Derivatives trading	86		759		—		845	39		575		—		614
Listing	363		27		—		390	356		35		—		391
Market data	225		190		—		415	235		137		—		372
Other revenues	352		331		—		683	452		288		—		740

Total revenues	2,191		1,838		—		4,029	1,816		1,395		—		3,211
Liquidity payments	(626)		(130)		—		(756)	(309)		(83)		—		(392)
Routing and clearing	(224)		—		—		(224)	(90)		—		—		(90)
Other operating expenses, net	(909	) [b]	(967	) [c]	(31)		(1,907)	(1,049	) [b]	(869	) [c]	(39)		(1,957)

Operating income	432		741		(31)		1,142	368		443		(39)		772
Net interest and investment income (loss)					(87	) [d]	(87)					(74	) [d]	(74)
Income from associates					14		14					24		24
Other income					31		31					32		32

Income before income tax provision and minority interest							1,100							754
Income tax provision							(363)							(247)
Minority interest							(32)							(23)

Net income							$705							$484

Basic earnings per share							$2.66							$1.84
Diluted earnings per share							$2.65							$1.83
Basic weighted average shares outstanding							265							263
Diluted weighted average shares outstanding							266							265

[a]	The results of operations of NYSE Euronext are presented as if the merger with NYSE Group and Euronext had been completed at the beginning of the earliest period presented. Merger expenses and exit costs of $175 million and $106 million for the years ended December 31, 2007 and 2006, respectively, have been eliminated as they represent nonrecurring charges attributable to business combinations. In addition, gains on sale of equity investment and other income of $34 million and $74 million have been eliminated from the results of operations for the years ended December 31, 2007 and 2006, respectively, as they represent nonrecurring items. Activity assessment fees and Section 31 fees have not been presented as they have no impact on operating income or net income.
[b]	Includes regulatory fine income of $30 million and $36 million for the years ended December 31, 2007 and 2006, respectively.
[c]	Includes amortization expense of $100 million related to the fair value of the identifiable intangible assets of Euronext for both the years ended December 31, 2007 and 2006.
[d]	Includes interest expense of $132 million and $116 million on the NYSE Euronext debt incurred as part of the merger with Euronext for the years ended December 31, 2007 and 2006, respectively.

NYSE Euronext

Normalized revenues and fixed operating expenses including non-GAAP financial measures (unaudited)

(in millions)

We use non-GAAP financial measures of operating performance. Non-GAAP measures do not replace and are not superior the presentation of our GAAP financial results but are provided to improve overall understanding of our current financial performance and our prospects for the future.

	Three months ended December 31, 2007 [a]				Three months ended December 31, 2006	Variance %
		Neutralizing the impact of
	Pro Forma Combined	Acquisitions & Dispositions [b]	Currency Translation [c]	Normalized Results
Revenues
Cash trading	$475	$—	$(16)	$459
Derivatives trading	220	—	(20)	200
Listing	99	—	(1)	98
Market data	101	(4)	(5)	92
Other revenues	161	31	(11)	181

Total revenues	1,056	27	(53)	1,030	843	22%
Fixed operating expenses [d]	(514)	(12)	32	(494)	(507)	-3%

	Year ended December 31, 2007 [a]				Year ended December 31, 2006	Variance %
		Neutralizing the impact of
	Pro Forma Combined	Acquisitions & Dispositions [b]	Currency Translation [c]	Normalized Results
Revenues
Cash trading	$1,696	$—	$(45)	$1,651
Derivatives trading	845	—	(64)	781
Listing	390	—	(2)	388
Market data	415	(16)	(16)	383
Other revenues	683	42	(28)	697

Total revenues	4,029	26	(155)	3,900	3,211	21%
Fixed operating expenses [d]	(1,937)	(4)	83	(1,858)	(1,993)	-7%

[a]	The pro forma combined results of operations of NYSE Euronext for the three months and the year ended December 31, 2007 are presented on a normalized basis to neutralize the impact of acquisitions and dispositions of businesses and equity investments for the respective periods.
[b]	Includes the impact of the TransactTools, Hugin, NYFx, FNX, Fermat and Secfinex acquisitions, and the disposition of the NYSE Regulation operations transferred to FINRA.
[c]	The pro forma combined results of operations of NYSE Euronext for the three months and the year ended December 31, 2007 are presented on a normalized basis at constant US$/€ and US$/£ exchange rates.
[d]	Defined as operating expenses, excluding Section 31 fees, merger expenses, exit costs, liquidity payments, routing and clearing fees. Excludes regulatory fine income. Fixed operating expenses for the year ended December 31, 2007 have been adjusted to exclude a $12.8 million non-recurring gain related to the elimination of certain U.S. employee post retirement benefits.

NYSE Euronext

Reconciliation of non-GAAP financial measures to GAAP measures

(in millions)

We use non-GAAP financial measures of operating performance. Non-GAAP measures do not replace and are not superior the presentation of our GAAP financial results but are provided to improve overall understanding of our current financial performance and our prospects for the future.

	U.S. GAAP Results	Euronext [a]	Other Pro Forma Adjustments		Pro Forma Combined
Three months December 31, 2007
Revenues	$1,180	$—	$ (124	) [b]	$1,056
Operating expenses, net	(925)	—	142	[b], [c]	(783)

Operating income	255	—	18		273
Net interest and investment loss	(26)	—	7	[d]	(19)
Gain on sale of equity investment	(1)	—	1		—
Income from associates	1	—	5	[e]	6
Other income	11	—	1		12

Income before income tax provision and minority interest	240	—	32		272
Income tax provision	(76)	—	(12)		(88)
Minority interest	(8)	—	(1)		(9)

Net income	$156	$—	$19		$175

Year ended December 31, 2007
Revenues	$4,158	$427	$ (556	) [b]	$4,029
Operating expenses, net	(3,249)	(329)	691	[b], [c], [g]	(2,887)

Operating income	909	98	135		1,142
Net interest and investment loss	(60)	—	(27	) [d], [h]	(87)
Gain on sale of equity investment	33	—	(33)		—
Income from associates	10	4	—		14
Other income	29	2	—		31

Income before income tax provision and minority interest	921	104	75		1,100
Income tax provision	(253)	(35)	(75	) [f]	(363)
Minority interest	(25)	(8)	1		(32)

Net income	$643	$61	$1		$705

[a]	Corresponding to the results of operations of Euronext for the period which preceded the April 4, 2007 merger with NYSE Group.
[b]	Includes Activity assessment fees / Section 31 fees.
[c]	Includes merger expenses and exit costs.
[d]	Includes an impairment charge related to our investment in ATOS Origin.
[e]	Includes the amortization expense related to the fair value of the identifiable intangible assets of AEMS.
[f]	Includes the income tax benefit recorded in connection with the enacted reduction of the UK corporate tax rate.
[g]	Includes the amortization expense related to the fair value of the identifiable intangible assets of Euronext.
[h]	Includes the interest expense on the NYSE Euronext debt incurred as part of the merger with Euronext.

NYSE Euronext

Condensed consolidated statements of financial condition

(in millions)

	December 31,
	2007	2006
	(unaudited)
Assets
Current assets:
Cash, cash equivalents, investment and other securities	$1,532	$979
Accounts receivable, net	566	335
Deferred income taxes	111	108
Other current assets	69	21

Total current assets	2,278	1,443

Property and equipment, net	576	378
Goodwill	5,014	536
Other intangible assets, net	7,226	584
Investment in associates	337	—
Deferred income taxes	390	366
Other assets	797	159

Total assets	$16,618	$3,466

Liabilities and stockholders’ equity
Accounts payable and accrued expenses	$1,012	$650
Deferred revenue	205	114
Short term debt	2,192	—
Deferred income taxes	52	68

Total current liabilities	3,461	832

Accrued employee benefits	312	355
Deferred revenue	349	322
Long term debt	521	—
Deferred income taxes	2,333	265
Other liabilities	27	23

Total liabilities	7,003	1,797

Minority interest	231	—
Stockholders’ equity	9,384	1,669

Total liabilities and stockholders’ equity	$16,618	$3,466

NYSE Euronext

Selected Statistical Data:

Volume Summary - Cash Products

	Average Daily Volume			Total Volume			Total Volume
(Unaudited)	Q4 ’07	Q4 ’06	% Chg	Q4 ’07	Q4 ’06	% Chg	FY 2007	FY 2006	% Chg
Number of Trading Days - European Markets	64	63	—	64	63	—	255	255	—
Number of Trading Days - U.S. Markets	64	63	—	64	63	—	251	251	—

European Cash Products (trades in thousands)	1,344	892	50.6%	85,994	56,194	53.0%	322,574	219,476	47.0%

Equities	1,289	852	51.3%	82,521	53,693	53.7%	309,141	209,494	47.6%
Exchange-Traded Funds	7	3	134.6%	472	198	138.3%	1,562	691	126.2%
Structured Products	41	30	37.5%	2,622	1,877	39.7%	10,236	7,633	34.1%
Bonds	6	7	-12.4%	379	426	-11.1%	1,635	1,659	-1.5%

U.S. Cash Products (shares in millions)	2,840	2,473	14.9%	181,770	155,794	16.7%	722,573	625,106	15.6%
NYSE Listed Issues [1]
NYSE Group Handled Volume [2]	2,175	1,862	16.8%	139,184	117,280	18.7%	558,400	468,597	19.2%
NYSE Group Matched Volume [3]	1,966	1,816	8.2%	125,824	114,434	10.0%	516,069	458,495	12.6%
NYSE Group TRF Volume [4]	144	—	—	9,240	—	—	15,993	—	—
Total NYSE Listed Consolidated Volume	3,620	2,661	36.0%	231,655	167,612	38.2%	853,161	635,065	34.3%

NYSE Group Share of Total Consolidated Volume
Handled Volume [2]	60.1%	70.0%		60.1%	70.0%		65.5%	73.8%
Matched Volume [3]	54.3%	68.3%		54.3%	68.3%		60.5%	72.2%
TRF Volume [4]	4.0%	—		4.0%	—		1.9%	—

NYSE Arca & Amex Listed Issues

NYSE Group Handled Volume [2]	246	127	94.0%	15,747	7,989	97.1%	53,732	31,916	68.4%
NYSE Group Matched Volume [3]	208	112	85.6%	13,341	7,077	88.5%	46,162	27,808	66.0%
NYSE Group TRF Volume [4]	47	—	—	3,031	—	—	5,715	—	—
Total NYSE Arca & Amex Listed Consolidated Volume	735	334	119.9%	47,014	21,047	123.4%	147,166	88,930	65.5%

NYSE Group Share of Total Consolidated Volume
Handled Volume [2]	33.5%	38.0%		33.5%	38.0%		36.5%	35.9%
Matched Volume [3]	28.4%	33.6%		28.4%	33.6%		31.4%	31.3%
TRF Volume [4]	6.4%	—		6.4%	—		3.9%	—

Nasdaq Listed Issues

NYSE Group Handled Volume [2]	419	485	-13.4%	26,839	30,524	-12.1%	110,440	124,593	-11.4%
NYSE Group Matched Volume [3]	337	398	-15.2%	21,584	25,048	-13.8%	89,844	101,829	-11.8%
NYSE Group TRF Volume [4]	142	—	—	9,071	—	—	24,905	—	—
Total Nasdaq Listed Consolidated Volume	2,181	1,948	12.0%	139,600	122,707	13.8%	545,786	506,144	7.8%

NYSE Group Share of Total Consolidated Volume
Handled Volume [2]	19.2%	24.9%		19.2%	24.9%		20.2%	24.6%
Matched Volume [3]	15.5%	20.4%		15.5%	20.4%		16.5%	20.1%
TRF Volume [4]	6.5%	—		6.5%	—		4.6%	—

Exchange-Traded Funds [1,5]

NYSE Group Handled Volume [2]	318	170	87.1%	20,344	10,701	90.1%	71,409	43,320	64.8%
NYSE Group Matched Volume [3]	278	156	78.4%	17,778	9,808	81.2%	63,359	39,102	62.0%
NYSE Group TRF Volume [4]	63	—	—	4,048	—	—	7,921	—	—
Total ETF Consolidated Volume	879	386	127.9%	56,250	24,299	131.5%	176,735	100,078	76.6%

NYSE Group Share of Total Consolidated Volume
Handled Volume [2]	36.2%	44.0%		36.2%	44.0%		40.4%	43.3%
Matched Volume [3]	31.6%	40.4%		31.6%	40.4%		35.8%	39.1%
TRF Volume [4]	7.2%	—		7.2%	—		4.5%	—

Please refer to footnotes on the following page.

NYSE Euronext

Selected Statistical Data:

Volume Summary - Derivatives Products

	Average Daily Volume			Total Volume			Total Volume
(Unaudited; contracts in thousands)	Q4 ’07	Q4 ’06	% Chg	Q4 ’07	Q4 ’06	% Chg	FY 2007	FY 2006	% Chg
Number of Trading Days - European Markets	64	63	—	64	63	—	255	255	—
Number of Trading Days - U.S. Markets	64	63	—	64	63	—	251	251	—

European Derivatives Products	3,509	2,654	32.2%	224,594	167,214	34.3%	949,022	730,303	29.9%

Total Interest Rate Products	1,864	1,520	22.6%	119,268	95,783	24.5%	517,933	412,240	25.6%

Short Term Interest Rate Products	1,756	1,423	23.4%	112,371	89,652	25.3%	489,138	388,994	25.7%
Medium and Long Term Interest Rate Products	108	97	10.7%	6,897	6,132	12.5%	28,795	23,246	23.9%

Total Equity Products [6]	1,589	1,089	46.0%	101,715	68,591	48.3%	417,807	307,470	35.9%

Total Individual Equity Products	968	612	58.3%	61,954	38,526	60.8%	261,419	185,068	41.3%
Total Equity Index Products	621	477	30.2%	39,761	30,065	32.3%	156,388	122,402	27.8%

of which Bclear	516	163	216.9%	32,997	10,250	221.9%	122,776	52,799	132.5%
Individual Equity Products	395	104	278.9%	25,294	6,572	284.9%	100,653	38,523	161.3%
Equity Index Products	120	58	106.2%	7,703	3,677	109.5%	22,123	14,276	55.0%

Commodity Products	54	40	36.6%	3,468	2,500	38.7%	12,784	9,851	29.8%

Currency Products	2	5	-58.4%	143	338	-57.7%	498	742	-32.8%

U.S. Derivatives Products - Equity Options [7]

NYSE Arca Options Contracts	1,798	951	89.2%	115,085	59,883	92.2%	335,542	196,586	70.7%
Total Consolidated Options Contracts	12,027	7,910	52.0%	769,710	498,342	54.5%	2,592,102	1,844,181	40.6%
NYSE Group Share of Total	15.0%	12.0%		15.0%	12.0%		12.9%	10.7%	2.2%

[1]	Includes all volume executed in NYSE Group crossing sessions.
[2]

Represents the total number of shares of equity securities and ETFs internally matched on the NYSE Group’s exchanges or routed to and executed at an external market center. NYSE Arca routing includes odd-lots.

[3]	Represents the total number of shares of equity securities and ETFs executed on the NYSE Group’s exchanges.
[4]	Represents NYSE’s volume in FINRA/NYSE Trade Reporting Facility (TRF).
[5]	Data included in previously identified categories.
[6]	Includes Bclear trading Includes all trading activities for Bclear, Euronext.liffe’s clearing service for wholesale equity derivatives.
[7]	Includes trading in U.S. equity options contracts, not equity-index options.

Source: NYSE Euronext, Options Clearing Corporation and Consolidated Tape as reported for equity securities.

All trading activity is single-counted, except European cash trading which is double counted to include both buys and sells.

NYSE Euronext

Selected Statistical Data:

Other Operating Statistics

	Three Months Ended			Full Year
(Unaudited)	December 31, 2007	September 30, 2007	December 31, 2006	2007	2006
NYSE Euronext Listed Issuers

NYSE Listed Issuers

NYSE listed issuers[1]	2,526	2,706	2,713	2,526	2,713
Number of new issuer listings[1]	83	54	75	282	199
Capital raised in connection with new listings ($mm)[2]	$9,815	$8,393	$9,497	$34,231	$25,853

Euronext Listed Issuers

Euronext listed issuers[1]	1,155	1,186	1,210	1,155	1,210
Number of new issuer listings[3]	33	37	54	140	142
Capital raised in connection with new listings ($mm)[2]	$5,535	$2,709	$13,251	$13,286	$26,862

NYSE Euronext Market Data[4]

NYSE Market Data

Share of Tape A revenues (%)	59.9%	63.3%	79.2%	68.1%	83.3%
Share of Tape B revenues (%)	31.9%	32.7%	37.3%	34.1%	37.3%
Share of Tape C revenues (%)	19.3%	20.3%	24.4%	20.9%	23.7%
Professional subscribers (Tape A)	450,619	445,606	423,298	450,619	423,298

Euronext Market Data

Number of terminals	219,794	216,654	206,989	219,794	206,989

NYSE Euronext Operating Expenses

NYSE Euronext employee headcount[5]

NYSE Euronext headcount excluding GL Trade	3,083	3,146	3,698	3,083	3,698
GL Trade headcount	1,398	1,409	1,155	1,398	1,155

NYSE Euronext Financial Statistics

NYSE Euronext foreign exchange rate (€/US$)

Average €/US$ exchange rate	$1.449	$1.375	$1.290	$1.371	$1.256

[1]

Figures for NYSE listed issuers include listed operating companies, closed-end funds, and ETFs, and do not include NYSE Arca, Inc. or structured products listed on the NYSE. There were 240 ETFs and 16 operating companies exclusively listed on NYSE Arca, Inc. as of December 31, 2007. There were 500 structured products listed on the NYSE as of December 31, 2007.

Figures for Euronext present the operating companies listed on Eurolist, Alternext, and Free Market, and do not include closed-end funds, ETFs and structured product (warrants and certificates). At the end of December 2007,119 companies were listed on Alternext and 228 ETFs were listed on NextTrack.

[2]

Euronext figures show capital raised in millions of euros by operating companies listed on Eurolist and do not include Alternext, Free Market and closed-end funds, ETFs and structured products (warrants and certificates). NYSE figures show capital raised in millions of USD by operating companies listed on NYSE and Arca exchanges and do not include closed-end funds, ETFs and structured products.

[3]	Euronext figures include operating companies listed on Eurolist, Alternext and Free Market and do not include closed-end funds, ETFs and structured products (warrants and certificates).
[4]

“Tape A” represents NYSE listed securities, “Tape B” represents NYSE Arca and Amex listed securities, and “Tape C” represents Nasdaq listed securities. Per the SEC’s Regulation NMS, as of April 1, 2007, share of revenues is derived through a formula based on 25% share of trading, 25% share of value traded, and 50% share of quoting, as reported to the consolidated tape. Prior to April 1, 2007, share of revenues for Tapes A and B was derived based on share of trades reported to the consolidated tape, and share of revenue for Tape C was derived based on an average of share of trades and share of volume reported to the consolidated tape. The consolidated tape refers to the collection of market data that multiple markets make available on a consolidated basis. Share figures exclude transactions reported to the FINRA/NYSE Trade Reporting Facility.

[5]

NYSE Euronext owns approximately 40% of the common equity of GL Trade, which is listed separately on Eurolist by Euronext in Paris. NYSE Euronext consolidates the results of GL Trade. NYSE Euronext headcount, as of December 31, 2006 includes approximately 427 employees that, effective July 30, 2007, were transferred to Financial Industry Regulatory Authority (FINRA) and are no longer employees of NYSE Euronext. NYSE Euronext headcount excludes employees of MTS.

Source: NYSE Euronext